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                  PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT


                                  by and between

                    PHOENIX HOME LIFE MUTUAL INSURANCE COMPANY

                                        and

                              SLM INTERNATIONAL, INC.





                           Dated as of November 19, 1998


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


                                 TABLE OF CONTENTS

                                                                          Page
                                                                          ----
                                     ARTICLE I

Section 1.1    Definitions...................................................1

Section 1.2    Index of Other Defined Terms..................................3


                                    ARTICLE II
                            PURCHASE AND SALE OF SHARES

Section 2.1    Purchase and Sale of Shares...................................4

Section 2.2    Closing.......................................................4

Section 2.3    Delivery and Payment..........................................5


                                   ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Section 3.1    Organization and Qualification................................6

Section 3.2    Capitalization................................................6

Section 3.3    Issuance, Sale and Delivery of Shares and Warrants............6

Section 3.4    Subsidiaries..................................................7

Section 3.5    Authority Relative to This Agreement..........................7

Section 3.6    No Violation; Consents and Approvals..........................7

Section 3.7    Reports and Financial Statements..............................8

Section 3.8    Absence of Undisclosed Liabilities............................9

Section 3.9    Absence of Certain Changes or Events..........................9

Section 3.10   Litigation....................................................9

Section 3.11   Employee Benefit Plans.......................................10

Section 3.12   Labor Matters................................................10

Section 3.13   ERISA........................................................10

Section 3.14   Compliance with Applicable Laws..............................11

Section 3.15   Taxes........................................................11

Section 3.16   Patents, Trademarks, Etc.....................................12

Section 3.17   Product Liability............................................12

Section 3.18   Environment..................................................12

Section 3.19   Use of Proceeds..............................................13

Section 3.20   Sale of Shares and Warrants..................................13


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                                                                            Page
                                                                            ----

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES
                                 OF THE INVESTOR

Section 4.1    Organization. .................................................13

Section 4.2    Authority; Binding Effect......................................13

Section 4.3    No Violation; Consents and Approvals...........................14

Section 4.4    Restricted Securities..........................................14

Section 4.5    Legends........................................................14

Section 4.6    Accredited Investor............................................15

Section 4.7    Absence of Litigation..........................................15

Section 4.8    Financing......................................................15


                                    ARTICLE V
                              CONDITIONS PRECEDENT

Section 5.1    Conditions to Each Party's Obligations to Effect the
               Transaction....................................................15

Section 5.2    Conditions to Obligation of the Investor.......................16

Section 5.3    Conditions to Obligations of the Company.......................17


                                   ARTICLE VI
                        TERMINATION, AMENDMENT AND WAIVER

Section 6.1    Termination....................................................18

Section 6.2    Effect of Termination..........................................18

Section 6.3    Amendment......................................................18

Section 6.4    Waiver.........................................................18


                                   ARTICLE VII
                               GENERAL PROVISIONS

Section 7.1    Survival.......................................................19

Section 7.2    Notices........................................................19

Section 7.3    Fees and Expenses..............................................20

Section 7.4    Publicity......................................................20

Section 7.5    Specific Performance...........................................20


                                       ii

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                                                                            Page

Section 7.6    Interpretation.................................................21

Section 7.7    Schedules and Exhibits.........................................21

Section 7.8    Severability...................................................21

Section 7.9    Miscellaneous..................................................21

Section 7.10   Consent to Jurisdiction; Waiver of Jury Trial..................22

Section 7.11   Counterparts...................................................22

                 PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT

     THIS PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT (the "Agreement"), dated as of November 19, 1998, by and between PHOE NIX HOME LIFE MUTUAL INSURANCE COMPANY, a New York Mutual Life Insurance Company (the "Investor"), and SLM INTERNATIONAL, INC., a Dela ware corporation (the "Company").

                               W I T N E S S E T H

     WHEREAS, the Investor desires to purchase from the Company and the Company desires to issue to the Investor (the "Transaction"), in the aggregate, 12,500 shares (the "Shares") of the Company's 13% Pay-In-Kind Preferred Stock, par value $.01 per share (the "Preferred Stock"), having the preferences and rights set forth in the form of Certificate of Designation annexed hereto as Exhibit A (the "Certificate of Designation") and warrants (the "Warrants") as provided in the form of Warrant annexed hereto as Exhibit B to purchase 159,127 shares of the Com pany's common stock par value .01 per share (the "Warrant Shares"), on the terms provided herein.

     WHEREAS, the Company desires to use the proceeds of the Transaction to fund, in part, the acquisition (the "Acquisition") of Sports Holdings Corp. ("Sports Holdings") and Tropsport Acquisitions, Inc. as contemplated by the Agreement and Plan of Reorganization among the Company, Sport Maska Inc., SLM Acquisition Corp. and Sports Holdings (the "Acquisition Agreement").

     NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties and agreements contained herein, the parties hereto agree as follows:


                                    ARTICLE I

     Section 1.1 Definitions. The following terms, as used herein, have the following meanings:

     "Affiliates" shall mean, as to any person, any other person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such person. The term "control" (including, with correlative meaning, the terms

"controlled by" and "under common control with"), as applied to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or other ownership interest, by contract or otherwise.

     "Amendment" means the Amendment to the certificate of incorporation of the Company authorizing the issuance of the Preferred Stock.

     "Commission" means the Securities and Exchange Commission.

     "Common Stock" means and includes the Common Stock, par value $.01 per share, of the Company and any other securities of the Company or any other Person that the holders of the Common Stock at any time shall have received, in lieu of or in addition to Common Stock, or that at any time shall have been issued in exchange for or in replacement of Common Stock or such additional securities.

     "Environmental Laws" means all federal, state, local or Foreign Laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemical, pollutants, contaminants or industrial, toxic or hazardous substances or wastes into the environment or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of chemicals, pollutants, contaminants or industrial, toxic, or hazardous substances or wastes, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

     "ERISA" means the Employment Retirement Income Security Act of 1974, as amended.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Foreign Laws" means other governmental approvals required under the applicable laws of any foreign Governmental Authority.

     "GAAP" means United States generally accepted accounting principles.

     "Governmental Authority" means all courts, administrative agencies or commissions or other governmental authorities or instrumentalities, domestic or foreign.

     "Incidental Registration" has the meaning provided in Section 7.1 hereof.

     "Institutional Shareholder" means the Investor for so long as it holds any Warrants or any shares of Common Stock issued under this Agreement (for purposes of this definition the "Original Institutional Securities;" any Common Stock issued pursuant to the exercise of such Warrants and any transfers or exchanges of any of the foregoing Common Stock or Warrants shall also be deemed to be "Original Institutional Securities") and (b) any successors thereto or direct or successive transferees of such Original Institutional Securities.

     "Issuable Share" means and includes at any time,

          (a)  a share of issued and outstanding Common Stock, and

          (b) a Right (including, without limitation, a Warrant), and (without duplication) all shares of Common Stock issuable upon exercise of such Right, in each case at such time.

For purposes of this definition of "Issuable Share," a Right to acquire one share of Common Stock shall constitute one Issuable Share, and a Person shall be deemed to own an Issuable Share if such Person has a Right to acquire such share whether or not such Right is exercisable at such time. Any Right included within the definition of Common Stock shall be included in this definition only as to the number of shares of Common Stock or other equity securities into which such Right would be convertible (whether or not at such time such Rights are so convertible in accordance with their terms). Issuable Share shall take into account in respect of a Right any adjustments in respect thereof to reflect any stock dividend or split or reclassification, by subdivision, combination or otherwise, of the Common Stock, any other issuances of additional Common Stock or Rights, any dividends of assets and any merger or consolidation of the Company.

     "Material Adverse Effect" means, when used in connection with the Company or any of its subsidiaries, any change, effect or circumstance that is materially adverse to the business, assets, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

     "National Market System Security" has the meaning ascribed thereto in Rule 11 Aa2-1 under the Exchange Act.

     "NASD" means the National Association of Securities Dealers, Inc.

     "NASDAQ" means the NASDAQ Stock Market, Inc., a subsidiary of the NASD.

     "NASDAQ National Market" has the meaning ascribed thereto in Rule 4200(r) of the NASDAQ.

     "NASDAQ SmallCap Market" has the meaning ascribed thereto in Rule 4200(t) of the NASDAQ.

     "Public Offering" shall mean, with respect to any Issuable Share, any sale in a transaction either registered under, or requiring registration under,
Section 5 of the Securities Act.

     "Registrable Securities" means, at any time:

     (a) any shares of Common Stock that have been issued upon the exercise of any Warrant;

     (b) any shares of Common Stock that are issuable upon the exercise of the Warrants;

     (c) all shares of Common Stock issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares of Common Stock referenced in clause (a) above.

For purposes of Article VII hereof and the definition of "Requisite Holders" herein, holders of Warrants at any time shall be deemed to be holders of Registrable Securi ties described in clause (b) of this definition that are at such time issuable upon exercise in full of such Warrants, whether or not such holders are then entitled so to exercise such Warrants pursuant to the terms thereof.

     As to any particular Registrable Securities once issued, such Securities shall cease to be Registrable Securities:

          (i) when a registration statement with respect to the sale of such Securities shall have become effective under the Securities Act and such Securities shall have been disposed of in accordance with such registration statement;

          (ii) when they shall have been distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act;

          (iii) when they shall have been otherwise transferred and subsequent disposition of them shall not require registration or qualification under the Securities Act or any similar state law then in force; or

          (iv) when they shall have ceased to be outstanding or issuable upon exercise of the Warrants or Rights.

     "Registration" means each Incidental Registration.

     "Registration Expenses" means all expenses incident to the Company's performance of or compliance with compliance with Section 7.1 through Section 7.3, inclusive, including, without limitation:

     (a) all registration and filing fees;

     (b) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities);

     (c) expenses of printing certificates for the Registrable Securities in a form eligible for deposit with the Depositary Trust Company;

     (d) messenger and delivery expenses;

     (e) internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties);

     (f) fees and disbursements of counsel for the Company and its independent certified public accountants (including the expenses of any management review, cold comfort letters or any special audits required by or incident to such performance and compliance);

     (g) the reasonable fees and expenses of any special experts retained by the Company in connection with such registration;

     (h) fees and expenses of other Persons retained by the Company; and

     (i) fees and expenses of a single counsel for holders of Registrable Securities, selected by the Requisite Holders;

but not including any underwriting fees, discounts or commissions attributable to the sale of Registrable Securities or fees and expenses of more than one counsel repre senting holders of Registrable Securities or any other selling expenses, discounts or commissions incurred in connection with the sale of Registrable Securities.

     "Requisite Holders" means, with respect to any Registration or proposed Registration of Registrable Securities pursuant to Article VII hereof, any holder or holders (other than the Company or Subsidiary) holding more than 50% of the shares of Registrable Securities (excluding any shares of Registrable Securities directly or indirectly held by the Company or any Subsidiary) to be so registered.

     "Right" means and includes:

     (a) any warrant (including, without limitation, any Warrant) or any option (including, without limitation, employee stock options) to acquire Common Stock;

     (b) any right issued to holders of the Common Stock, or any class thereof, permitting the holders thereof to subscribe to shares of additional Common Stock (pursuant to a rights offering or otherwise);

     (c) any right to acquire Common Stock pursuant to the provisions of any security convertible or exchangeable into Common Stock; and

     (d) any similar right permitting the holder thereof to subscribe for or purchase shares of Common Stock.

     "Sports Holdings Material Adverse Effect" means, when used in connection with the Sports Holdings or any of its subsidiaries, any change, effect or circumstances that is materially adverse to the business, assets, financial condition or results of operations of Sports Holdings and its subsidiaries, taken as a whole.

     "Securities Act" means the Securities Act of 1933, as amended.

     Section 1.2 Index of Other Defined Terms. In addition to the terms defined above, the following terms shall have the respective meanings given thereto in the sections indicated below:

               Defined Term                                      Section
               ------------                                      -------

Agreement..............................................................preamble
Benefit Plans..............................................................3.11
Closing.....................................................................2.2
Company................................................................preamble
Disclosure Documents........................................................6.7
Disclosure Schedule.................................................Article III
Investor...............................................................preamble
Litigation.................................................................3.10
Permits....................................................................3.16
Preferred Stock........................................................recitals
Purchase Price..............................................................2.1
SEC.........................................................................6.4
SEC Reports.................................................................3.7
Shares.................................................................recitals
Warrant Agreement......................................................recitals
Warrant Shares.........................................................recitals
Warrants...............................................................recitals

                                   ARTICLE II

                           PURCHASE AND SALE OF SHARES

     Section 2.1 Purchase and Sale of Shares. Subject to the terms and conditions of this Agreement, the Company agrees to sell to the Investor and the Investor agrees to purchase from the Company the Shares and Warrants free and clear of all claims, liens, charges and encumbrances of any nature whatsoever, at the Closing referred to in Section 2.2 hereof. In consideration of the sale of the Shares and the Warrants by the Company to the Investor, the Investor agrees to pay an aggregate purchase price for all of the Shares and the Warrants of Twelve Million Five Hundred Thousand Dollars ($12,500,000) (the "Purchase Price").

     Section 2.2 Closing. The Closing of the sale and purchase of the Shares and the Warrants (the "Closing") shall take place at such place as the parties hereto may mutually agree, simultaneously with the closing of the Acquisition, or at such other time as the parties hereto may mutually agree. The date on which the Closing occurs is called the "Closing Date."

     Section 2.3 Delivery and Payment.

     (a) At the Closing, the Company shall deliver or cause to be delivered to the Investor the following documents, in a form reasonably acceptable to the
Investor:

          (i) stock certificates evidencing the Shares and warrant certificates evidencing the Warrants issued in the name of the Investor;

          (ii) a receipt evidencing receipt of payment of the Purchase Price from the Investor, as required by Section 2.1;

     (b) At the Closing, the Investor shall deliver or cause to be delivered to the Company:

          (i) the Purchase Price, by wire transfer of immediately available funds to the account of the Company to be designated by the Company in writing not later than one business day prior to the Closing Date;

          (ii) a receipt evidencing receipt of the stock certificates evidencing the Shares and the warrant certificates evidencing the Warrants, as required by Section 2.3(a)(i).


                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants (which representations and warranties are being made in light of, and after giving effect to, the consummation of the Acquisition) to the Investor, except as set forth in a disclosure schedule delivered by the Company concurrently herewith (the "Disclosure Schedule"), as follows:

     Section 3.1 Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power to carry on its business as it is now being conducted or currently proposed to be conducted. The Company is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary except where the failure to be so qualified would not have a Material Adverse Effect.

     Section 3.2 Capitalization. The authorized capital stock of the Company consists of 15,000,000 shares of Common Stock and, upon the approval and adoption of the Amendment, 1,000,000 shares of Preferred Stock. As of October 21, 1998, 5,951,021 shares of Common Stock were issued and outstanding, all of which were validly issued, fully paid and nonassessable, and there have been no material changes in such numbers of shares through the date hereof. The Preferred Stock which is being purchased by the Investor hereunder, when issued, delivered and paid for in accordance with the terms hereof for the consideration expressed herein will be duly and validly issued, fully paid and non-assessable and, based in part on the representations of the Investor in this Agreement, will be issued in compliance with the Securities Act. Except as set forth in
Section 3.2 of the Disclosure Schedule, there are no options, warrants, calls or other rights, agreements or commitments presently outstanding obligating the Company to issue, deliver or sell shares of its capital stock or debt securities or obligating the Company to grant, extend or enter into any such option, warrant, call or other such right, agreement or commitment, and there have been no material changes in such numbers through the date hereof. The

Company does not hold any shares of its capital stock in its treasury. 159,127 shares of Common Stock of the Company have been duly and validly reserved for issuance upon the exercise of the Warrants (and are in addition to any other shares reserved for any other purpose).

     Section 3.3 Issuance, Sale and Delivery of Shares and Warrants. The Shares, when issued, will have been, and the Warrants have been, duly and validly authorized and, when the Shares are issued and delivered against payment therefor as provided herein at the Closing, and when the Warrant Shares are issued and delivered upon exercise of the Warrants, all such Shares will be duly and validly issued, fully paid and nonassessable, free and clear of all liens, claims or encumbrances and not subject to preemptive rights of any third party.

     Section 3.4 Subsidiaries. The only significant subsidiaries of the Company are those set forth in the SEC Reports. Each subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the corporate power to carry on its business as it is now being conducted or currently proposed to be conducted. Each subsidiary is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary except where the failure to be so qualified will not have a Material Adverse Effect. All the outstanding shares of capital stock of each subsidiary are validly issued, fully paid and nonassessable and those owned by the Company or by a subsidiary of the Company are owned free and clear of any liens, claims or encumbrances. There are no existing options, warrants, calls or other rights, agreements or commitments of any character relating to the issued or unissued capital stock or other securities of any of the subsidiaries of the Company. Except as set forth in the SEC Reports or Section 3.4 of the Disclosure Schedule, the Company does not directly or indirectly own any material interests in any other corporation, partnership, joint venture or other business association or entity.

     Section 3.5 Authority Relative to this Agreement. The Company has the corporate power to enter into this Agreement and, subject to the approval of the Amendment by the stockholders of the Company, to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Company's Board of Directors. This Agreement constitutes a valid and binding obligation of the Company enforceable in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies, including specific performance, may be subject to the discretion of the court before which any proceeding therefor may be brought. No other corporate proceedings on the part of the Company are necessary to authorize this Agreement or the transactions contemplated hereby.

     Section 3.6 No Violation; Consents and Approvals.

     (a) Except as set forth in Section 3.6 of the Disclosure Schedule, the Company is not subject to or obligated under (i) any charter or by-law or indenture or other loan document provision or (ii) any other contract, license, franchise, permit order, decree, concession, lease, instrument, judgment, statute, law, ordinance, rule or regulation applicable to the Company or any of its subsidiaries or their respective properties or assets, which would be breached or violated or under which there would be a default (with or without notice or lapse of time or both) or under which there would arise a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit, by reason of this Agreement or the transactions contemplated hereby except for any of the foregoing as would not have a Material Adverse Effect.

     (b) Except as referred to herein or, in connection or in compliance with the provisions of the Securities Act and the Exchange Act, the execution and delivery of this Agreement by the Company does not, and the performance by the Company of its obligations hereunder will not, require any filing or registration with or authorization, consent or approval of, any Governmental Authority.

     Section 3.7 Reports and Financial Statements. The Company has previously furnished the Investor with true and complete copies of its (i) Annual Report on Form 10-K for the year ended December 31, 1997, as filed with the Commission,
(ii) Quarterly Reports on Form 10-Q for the quarters ended March 30 and June 30, as filed with the Commission, and (iii) all other reports or registration statements filed by the Company with the Commission since December 31, 1997 that the Company was required to file with the Commission since that date (the documents described in clauses (i) through (iii) being referred to herein collectively as the "SEC Reports"). As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the Commission thereunder applicable to such SEC Reports. As of their respective dates except to the extent, if any, subsequently amended, the SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim financial statements of the Company included in the SEC Reports comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto, and the financial statements included in the SEC Reports have been prepared in accordance with GAAP applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present the financial position of the Company and its subsidiaries as at the dates thereof and the results of their operations and changes in financial position for the periods then ended subject, in the case of the unaudited interim financial statements, to normal year-end audit adjustments and any other adjustments described therein.

     Section 3.8 Absence of Undisclosed Liabilities. Except as disclosed in the SEC Reports, and except as to matters which, individually or in the aggregate, would not have a Material Adverse Effect, neither the Company nor any of its subsidiaries has any material liabilities or obligations (absolute, accrued, contingent or otherwise, known or unknown), other than liabilities incurred in the ordinary course of business subsequent to June 27, 1998.

     Section 3.9 Absence of Certain Changes or Events. Except as disclosed in the SEC Reports or to the Investor, since June 30, 1998, there has not been (i) any event, condition, transaction, commitment, dispute or other circumstance (financial or otherwise) of any character including but not limited to, the Company's audited financial statements for the year ended December 31, 1997 (whether or not in the ordinary course of business), individually or in the aggregate, having or likely to have a Material Adverse Effect, (ii) any damage, destruction or loss, whether or not covered by insurance, having or likely to have a Material Adverse Effect, (iii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to the capital stock of the Company or (iv) except as contemplated by this Agreement and the Acquisition Agreement, any entry into any commitment or transaction material to the Company and its subsidiaries taken as a whole (including, without limitation, any borrowing or sale of assets) except in the ordinary course of business consistent with past practice.

     Section 3.10 Litigation. There is no suit, action, administrative or judicial proceeding or governmental investigation ("Litigation") pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries that, alone or in the aggregate, is likely to result in a preliminary or permanent injunction or other order which would prohibit or prevent the consummation of the transactions contemplated by this Agreement or which is likely to have a Material Adverse Effect, nor is there any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against the Company or any of its subsidiaries having or likely to have, the effect of prohibiting or preventing the consummation of the transactions contemplated by this Agreement, or having or likely to have alone or in the aggregate, any Material Adverse Effect.

     Section 3.11 Employee Benefit Plans. Except as disclosed in the SEC Reports, there are no material employee benefit or compensation plans, agreements or arrangements, including "employee benefit plans," as defined in
Section 3(3) of ERISA, and including, but not limited to, plans, agreements or arrangements relating to former employees, including, but not limited to, retiree medical plans, maintained by the Company or any of its subsidiaries or collective bargaining agreements to which the Company or any of its subsidiaries is a party (together, the "Benefit Plans").

     Section 3.12 Labor Matters. Since October 31, 1998, there have been no disputes or grievances subject to any grievance procedure, unfair labor practice proceedings, arbitration or litigation under such Benefit Plans, which have not been finally resolved, settled or otherwise disposed of except for any of the foregoing as would not have a Material Adverse Effect. Since October 31, 1998, there have been no strikes, lockouts, work stoppages, slowdowns, jurisdictional disputes or organizing activity occurring or, to the best knowledge of the Company and its subsidiaries, threatened with respect to the business or operations of the Company or its subsidiaries.

     Section 3.13 ERISA. All Benefit Plans have been administered in accordance, and are in compliance in all material respects, with the applicable provisions of ERISA. Each of the Benefit Plans which is intended to meet the requirements of Section 401 (a) of the Code has been determined by the Internal Revenue Service to be "qualified," within the meaning of such section of the Code, and the Company knows of no fact which is likely to have an adverse effect on the qualified status of such plans. None of the Benefit Plans which are defined benefit pension plans have incurred any unpaid "accumulated funding deficiency" (whether or not waived) as that term is defined in Section 412 of the Code and the fair market value of the assets of each such plan equals or exceeds the accrued or accumulated liabilities of such plan for purposes of Title IV of ERISA or SFAS
87. To the best knowledge of the Company, there are not now nor have there been any non-exempt "prohibited transactions," as such term is defined in Section 4975 of the Code or Section 406 of ERISA, involving the Benefit Plans which could subject the Company or its subsidiaries to the penalty or tax imposed under Section 502(i) of ERISA or Section 4975 of the Code. No Benefit Plan subject to Title IV of ERISA has been terminated; no proceedings to terminate any Benefit Plan have been instituted by the Pension Benefit Guaranty Corporation under Title IV of ERISA; and no reportable event, within the meaning of Section 4043(c) of said Subtitle C for which the 30-day notice requirement of ERISA has not been waived, has occurred with respect to any Benefit Plan. Neither the Company nor any of its subsidiaries has made a complete or partial withdrawal, within the meaning of Section 4201 of ERISA, from any multiemployer plan which has resulted in or is reasonably expected to result in, any material withdrawal liability to the Company or any of its subsidiaries. Neither the Company nor any of its subsidiaries has engaged in any transaction described in
Section 4069 of ERISA within the last five years. There does not now exist, nor do any circumstances exist that could result in, any material liability of the Company or any of its subsidiaries (or any entity, trade or business that is or was at any time required to be aggregated with the Company or any of its subsidiaries under Section 414(b), (c), (m) or (o) of the Code) under Title IV of ERISA, Section 302 of ERISA, Sections 412 and 4971 of the Code, (other than the liability for normal benefit payments with respect to COBRA continuation coverage) the continuation coverage requirements of Section 601 et seq. of ERISA and Section 4980B of the Code, and similar provisions of foreign laws or regulations.

     Section 3.14 Compliance with Applicable Laws. Except for such matters as would not, individually or in the aggregate, have a Material Adverse Effect: (i) the Company and its subsidiaries hold all permits, licenses, variances, exemptions orders and approvals (the "Permits") of all Governmental Entities necessary for the operation of the businesses of the Company and its subsidiaries, (ii) the Company and its subsidiaries are in compliance with the terms of the Permits and, (ii) except as disclosed in the SEC Reports, the businesses of the Company and its subsidiaries are not being conducted in violation of any law, ordinance or regulation of any Governmental Authority. To the best knowledge of the Company, and except as set forth in Section 3.14 of the Disclosure Schedule, no investigation or review by any Governmental Authority with respect to the Company or any of its subsidiaries is pending or threatened, nor has any Governmental Authority indicated an intention to conduct the same.

     Section 3.15 Taxes. Each of the Company and its subsidiaries has filed all tax returns required to be filed by any of them and has paid (or the Company has paid on its behalf) or has set up an adequate reserve for the payment of, all taxes required to be paid in respect of the periods covered by such returns. The information contained in such tax returns is true, complete and accurate in all material respects. Neither the Company nor any of its subsidiaries is delinquent in the payment of any tax, assessment or governmental charge except to the extent of reserves established therefor. No deficiencies for any taxes have been proposed, asserted or assessed against the Company or any of its subsidiaries that have not been finally settled or paid in full except to the extent of reserves established therefor. Except as disclosed in Section 3.15 of the Disclosure Schedule, no requests for waivers of the time to assess any such tax are pending and there are no outstanding audit examinations, deficiency litigations or refund litigations with respect to the Company or any of its subsidiaries. Except as disclosed in Section 3.15 of the Disclosure Schedule, the federal income tax returns of the Company and each of its subsidiaries consolidated in such returns have been examined by and settled with the Internal Revenue Service for all years through December 31, 1995.

     Section 3.16 Patents, Trademarks, Etc. The Company and its subsidiaries have all patents, trademarks, trade names, service marks, trade secrets, copyrights and licenses and other proprietary intellectual property rights and licenses as are necessary in connection with the businesses of the Company and its subsidiaries, and except as set forth in Section 3.16 of the Disclosure Schedule, the Company does not have any knowledge of any conflict with the rights of the Company and its subsidiaries therein or any knowledge of any conflict by them with the rights of others therein.

     Section 3.17 Product Liability. The Company is not aware of any claim or the basis of any claim against the Company or any of its subsidiaries for injury to person or property of employees or any third parties suffered as a result of the sale of any product or performance of any service by the Company or any of its subsidiaries, including claims arising out of the defective or unsafe nature of its products or services, except such claims as will not, individually or in the aggregate, have a Material Adverse Effect. The Company and its subsidiaries have, and at the Closing will have, full and adequate insurance coverage for potential product liability claims against it.

     Section 3.18 Environment. Except as set forth in the SEC Reports, and except for such matters as will not, individually or in the aggregate, have a Material Adverse Effect, the Company and each of its subsidiaries (i) have obtained all applicable permits, licenses and other authorizations which are required to be obtained under all applicable Environmental Laws, (ii) are in compliance with all terms and conditions of such required permits, licenses and authorizations and also are in compliance with all other applicable requirements of Environmental Laws and (iii) are not aware of nor have received notice of any past activity, practice, incident or action which will give rise to any common law or statutory liability or otherwise form the basis of any claim, action, suit or proceeding, against the Company or any of its subsidiaries based on or resulting from the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling or the emission, discharge or release into the environment, of any pollutant, contaminant or hazardous or toxic material or waste.

     Section 3.19 Use of Proceeds. The Company will apply the net proceeds of the Transaction to fund the transactions contemplated by the Acquisition Agreement.

     Section 3.20 Sale of Shares and Warrants. Neither the Company nor anyone acting on its behalf has, directly or indirectly, offered any of the Shares or Warrants or any security similar to the Shares and Warrants for sale to, or solicited any offers to buy any of the Shares and Warrants or any security similar to the Shares or Warrants from, or otherwise approached or negotiated with respect thereto with, any Persons other than the Investor and neither the Company, nor any one acting on its behalf has taken or will take any action which would subject the issuance or sale of the Shares or Warrants to the provisions of Section 5 of the Securities Act of 1933, as amended, or violate the provision of any securities or Blue Sky laws of any applicable jurisdiction.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                                 OF THE INVESTOR

     The Investor, hereby represents and warrants, to the Company as follows:

     Section 4.1 Organization. The Investor is a New York Mutual Life Insurance Company duly organized, validly existing and in good standing under the laws of its state of organization and has the requisite power to carry on its business as it is now being conducted.

     Section 4.2 Authority; Binding Effect. The Investor has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Investor, and no other action on the part of the Investor is required to authorize the execution, delivery and performance hereof, and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Investor and constitutes the valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms, except that such enforcement may be subject to any bankruptcy, insolvency, reorganization, moratorium or other laws now or hereafter in effect relating to or limiting creditors' rights generally and the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceedings therefor may be brought.

     Section 4.3 No Violation; Consents and Approvals.

     (a) The execution and delivery of this Agreement by the Investor does not, and the performance of this Agreement by the Investor and the consummation of the transactions contemplated hereby will not (i) conflict with or violate any organizational document as currently in effect, of the Investor or (ii) conflict with or violate in any material respect any Laws applicable to the Investor or by or to which any of its properties or assets is bound or subject.

     (b) Assuming the accuracy of the representations in Section 3.6, the execution and delivery of this Agreement by the Investor does not, and the performance by the Investor of this Agreement and the consummation of the transactions contemplated hereby will not, require the Investor to obtain any consents from any Governmental Authority or any third party.

     Section 4.4 Restricted Securities. The Investor understands that the Shares and Warrants to be received by the Investor hereunder are "restricted securities" under the federal securities laws inasmuch as such securities are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances.

     Section 4.5 Legends. It is understood that the certificates evidencing the Shares and Warrants to be received hereunder will bear a legend substantially similar to the following:

     "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGIS TRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 PROMULGATED UNDER SUCH ACT. ANY SUCH TRANSFER MAY ALSO BE SUBJECT TO APPLICABLE STATE SECU-RITIES LAWS. THESE SECURITIES ARE FURTHER SUBJECT TO CERTAIN CONTRACTUAL RESTRICTIONS ON DISPOSITION PURSUANT TO THE PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT BY AND BETWEEN SLM INTERNATIONAL, INC. AND PHOENIX HOME LIFE MUTUAL INSURANCE COMPANY, DATED AS OF NOVEMBER 19, 1998, A COPY OF WHICH WILL BE PROVIDED TO THE HOLDER HEREOF UPON REQUEST TO SLM INTERNATIONAL, INC."

     Section 4.6 Accredited Investor. The Investor is an accredited investor within the definition set forth in Rule 501(a) under the Securities Act.

                                    ARTICLE V

                              CONDITIONS PRECEDENT

     Section 5.1 Conditions to Each Party's Obligations to Effect the Transaction. The respective obligations of each party to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing of the following conditions:

     (a) No preliminary or permanent injunction or other order by any court or other judicial or administrative body of competent jurisdiction which prohibits or prevents the consummation of the transactions contemplated by this Agreement shall have been issued and remain in effect (each party agreeing to use its best efforts to have any such injunction lifted).

     (b) The Acquisition Agreement shall not have been terminated and the transactions contemplated thereby shall be consummated concurrently with the Closing.

     (c) The Amendment shall have been approved and adopted by the written consent of the holders of a majority of the outstanding shares of Common Stock and shall have been filed with the Secretary of State of Delaware.

     Section 5.2 Conditions to Obligation of the Investor. The obligation of the Investor to consummate the Transaction shall be subject to the fulfillment at or prior to the Closing of the additional following conditions, unless waived:

     (i) The Company shall have performed in all material respects its agreements contained in this Agreement required to be performed on or prior to the Closing and the representations and warranties of the Company contained in this Agreement shall be true in all material respects when made and on and as of the Closing as if made on and as of such date, except (A) as contemplated or permitted by this Agreement and (B) for representations and warranties which are by their express provisions made as of a specific date or dates, which were or will be true in all material respects at such time or times as stated therein.

     (ii) The Company shall have obtained all consents and approvals from and shall have made all filings and registrations with, any person, including but not limited to any Governmental Authority necessary to be obtained or made in order to consummate the transactions contemplated by this Agreement.

     (iii) The Company shall have issued certificates evidencing the Shares and the Warrants in accordance with Section 2.3, and executed and delivered to the Investor a receipt of payment of the Purchase Price.

     (iv) Since June 30, 1998, no Sports Holdings Material Adverse Effect shall have occurred.

     (v) The Investor and its special counsel shall have received copies of such documents and papers as it or they may reasonably request in connection therewith, all in form and substance reasonably satisfactory to the Investor and its special counsel.

     (vi) All costs and expenses of the Investor and its special counsel shall have been paid (or will be paid at the Closing (as defined in the Acquisition Agreement) in accordance with Section 8.3.

     (vii) The Investor shall have received a legal opinion from counsel to the Company in form and substance reasonably satisfactory to the Investor.

     Section 5.3 Conditions to Obligations of the Company. The obligations of the Company to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing of the additional following conditions, unless waived by the Company:

     (i) The Investor shall have performed in all material respects its agreements contained in this Agreement required to be performed on or prior to the Closing and the representations and warranties of the Investor contained in this Agreement shall be true in all material respects when made and on and as of the Closing as if made on and as of such date, except (A) as contemplated or permitted by this Agreement and (B) for representations and warranties which are by their express provisions made as of a specific date or dates which were or will be true in all material respects at such date or dates.

     (ii) The Investor shall have obtained all consents and approvals from and shall have made all filings and registrations to or with, any person, including but not limited to any Governmental Authority necessary to be obtained or made in order to consummate the transactions contemplated by this Agreement.

     (iii) The Investor shall have delivered to the Company the Purchase Price.

     (iv) There is no litigation pending or, to the knowledge of the Investor, threatened against or affecting the Investor that, alone or in the aggregate, is likely to result in a preliminary or permanent injunction or other order which would prohibit or prevent the consummation of the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against the Investor having or likely to have the effect of prohibiting or preventing the consummation of the transactions contemplated by this Agreement.


                                   ARTICLE VI

                        TERMINATION, AMENDMENT AND WAIVER

     Section 6.1 Termination. This Agreement may be terminated at any time prior to the Closing, whether before or after approval by the shareholders of the Company;

     (i) by mutual consent of the Investor and the Board of Directors of the Company;

     (ii) by either the Investor or the Company if the transactions contemplated by the Acquisition Agreement shall not have been consummated on or before December 31, 1998; provided that the terminating party is not otherwise in material breach of its representations, warranties or obligations under this Agreement;

     (iii) by the Company if any of the conditions specified in Sections 5.1 and
5.3 have not been met or waived by the Company at such time as such condition is no longer capable of satisfaction;

     Section 6.2 Effect of Termination. In the event of termination of this Agreement by either the Company or the Investor, as provided above, this Agreement shall forthwith become void and (except for the willful breach of this Agreement by any party hereto) there shall be no liability on the part of either the Company or the Investor or their respective officers or directors; provided that Sections 8.3, 8.6, 8.7 and 8.10 shall survive the termination.

     Section 6.3 Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     Section 6.4 Waiver. At any time prior to the Closing, any party hereto, may
(i) extend the time for the performance of any of the obligations or other acts of the other party hereto, (ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any documents delivered pursuant hereto and (iii) waive compliance by the other party hereto with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party.


                                   ARTICLE VII

                               REGISTRATION RIGHTS

     Section 7.1 Incidental Registration.

     (a) Filing of Registration Statement. It the Company at any time proposes on its own behalf or on behalf of any other Person to register any of its Common Stock (an "Incidental Registration") under the Securities Act (other than pursuant to a registration statement on Form S-4 or Form S-8 or any successor forms thereto, in connection with an offer made solely to existing holders of securities of the Company or employees of the Company), for sale in a Public Offering, it will each such time give prompt written notice to all holders of Registrable Securities of its intention to do so, which notice shall be given at least 30 business days prior to the date that a registration statement relating to such Incidental Registration is proposed to be filed with the SEC. Upon the written request of any such holder to include its shares under such registration statement (which request shall be made within 15 business days after the receipt of any such notice and shall specify the Registrable Securities intended to be disposed of by such Person), the Company will use its best efforts to effect the registration of all Registrable Securities that the

Company has been so requested to register by such holder; provided, however, that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register all such securities, the Company may, at its election, give written notice of such determination to each such holder and, thereupon, shall be relieved of its obligation to register any Registrable Securities of such holders in connection with such Incidental Registration.

     (b) Selection of Underwriters. Notice of the Company's intention to register such securities shall designate the proposed underwriters of such offering and shall contain the Company's agreement to use reasonable efforts, if requested to do so, to arrange for such underwriters to include in such underwriting the Registrable Securities that the Company has been so requested to register pursuant to this Section 7.1, it being understood that the holders of Registrable Securities shall have no right to select different underwriters for the disposition of their Registrable Securities. No holder of Registrable Securities may participate in any underwritten registration hereunder unless such holder of Registrable Securities (A) agrees subject to Section 7.5(b) to sell such holder's Registrable Securities on the basis provided in customary underwriting arrangements entered into in connection therewith and (B) completes and executes a customary underwriting agreement and all reasonable questionnaires, powers of attorney, and other documents required under the terms of such underwriting arrangements.

     (c) Priority on Incidental Registrations. If the managing underwriter shall advise the Company that, in such underwriter's opinion, the distribution of all or any portion of the Registrable Securities would interfere with the successful marketing of the securities involved in the Incidental Registration (with a writing stating the basis of such opinion and the approximate number of shares of securities that may be included in such offering without such effect), the Company will include in such Incidental Registration, to the extent of the number of shares of securities that the Company is so advised can be sold in such offering:

     (i) in the case of any registration initiated by the Company for the purpose of selling securities for its own account:

          (1) first, shares that the Company proposes to issue and sell for its own account; and

          (2) second, Registrable Securities requested to be sold by the holders thereof pursuant to this Section 7.1 and all securities proposed to be registered by any other holders thereof entitled to participate in such registration, pro rata among such holders on the basis of the number of issuable Shares requested to be so registered by such holders; and

     (ii) in the case of a registration initiated by any holder of securities pursuant to demand or required registration rights in favor of such holder:

          (1) first, Issuable Shares requested to be sold by such holder or holders requesting such registration;

          (2) second, Registrable Securities requested to be sold by the holders thereof pursuant to this Section 7.1 and all securities proposed to be registered by any other holders thereof entitled to participate in such registration, pro rata among such holders on the basis of the number of Issuable Shares requested to be so registered by such holders; and

          (3) third, shares that the Company proposes to issue and sell for its own a ccount.

     Section 7.2 Registration Procedures. The Company will use reasonable efforts to effect each Registration, and to cooperate with the sale of such Registrable Securities in accordance with the intended method of disposition thereof as quickly as practicable, and the Company will as expeditiously as possible:

     (a) subject to the proviso to Section 7.1(a), prepare and file with the SEC the registration statement and use reasonable efforts to cause the Registration in respect thereof to become effective; provided, however, that before filing any registration statement or prospectus or any amendments or supplements thereto, the Company will furnish to the holders of the Registrable Securities participating in such Registration, their counsel, and the underwriters, if any, and counsel to the underwriters, copies of all such documents proposed to be filed at least 5 days prior thereto, which documents will be subject to the reasonable review, within such 5 day period, of such holders, their counsel and the underwriters;

     (b) subject to Section 7.1(a), prepare and file with the SEC such amendments and post-effective amendments to any registration statement and any prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement; and cause the prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 of Regulation C under the Securities Act;

     (c) furnish to each holder of Registrable Securities included in such Registration and the underwriter or underwriters, if any, without charge, at least one signed copy of the registration statement and any post-effective amendment thereto, upon request, and such number of conformed copies thereof and such number of copies of the prospectus (including each preliminary prospectus and each prospectus filed under Rule 424 of Regulation C under the Securities
Act), any amendments or supplements thereto and any documents incorporated by reference therein, as such holder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities being sold by such holder;

     (d) notify each holder of the Registrable Securities of any stop order or other order suspending the effectiveness of any registration statement, issued or threatened by the SEC in connection therewith, and take all reasonable actions required to prevent the entry of such stop order or to remove it or obtain withdrawal of it at the earliest possible moment if entered;

     (e) If requested by the managing underwriter or underwriters, if any, or any holder of Registrable Securities in connection with any sale pursuant to a registration statement, promptly incorporate in a prospectus supplement or post-effective amendment such information relating to such underwriting as the managing underwriter or underwriters, if any, or such holder reasonably requests to be included therein; and make all required filings of such prospectus supplement or post-effective amendment as soon as practicable after being notified of the matters incorporated in such prospectus supplement or post-effective amendment;

     (f) on or prior to the date on which a Registration is declared effective, use reasonable efforts to register or qualify, and cooperate with the holders of Registrable Securities included in such Registration, the underwriter or underwriters, if any, and their counsel, in connection with the registration or qualification of the Registrable Securities covered by such Registration for offer and sale under the securities or "blue sky" laws of each state and other jurisdiction of the United States as any such holder or the managing underwriter, if any, reasonably requests in writing; use reasonable efforts to keep such registration or qualification effective, including through new filings, or amendments or renewals, during the period such registration statement is required to be kept effective; and do any and all other acts or things necessary or advisable to enable the disposition in all such jurisdictions reasonably requested of the Registrable Securities covered by such Registration; provided, however, that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;

     (g) in connection with any sale pursuant to a Registration, cooperate with the holders of Registrable Securities and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing securities to be sold under such Registration, and enable such securities to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, or such holders may request;

     (h) use reasonable efforts to cause Registrable Securities to be registered with or approved by such other governmental agencies or authorities within the United States and having jurisdiction over the Company or any Subsidiary as may reasonably be necessary to enable the seller or sellers thereof or the underwriter or underwriters, if any, to consummate the disposition of such securities;

     (i) use reasonable efforts to obtain:

               (i) at the time of effectiveness of each Registration, a "comfort letter" from the Company's independent certified public accountants covering such matters of the type customarily covered by "cold comfort letters" as the underwriters may reasonably request; and

               (ii) at the time of any underwritten sale pursuant to a Registration, a "bring-down comfort letter," dated as of the date of such sale, from the Company's independent certified public accountants covering such matters of the type customarily covered by comfort letters as the underwriters may reasonably request;

     (j) use reasonable efforts to obtain, at the time of effectiveness of each Incidental Registration and at the time of any sale pursuant to each Registration, an opinion or opinions, favorable in the opinion of the Requisite Holders in form and scope, from counsel for the Company in customary form;

     (k) notify each seller of Registrable Securities covered by such Registration, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such Registration, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and promptly prepare, file with the SEC and furnish to such seller or holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers or prospective purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they are made;

     (l) otherwise comply with all applicable rules and regulations of the SEC, and make generally available to its security holders (as contemplated by Section 11(a) under the Securities Act) an earnings statement satisfying the provisions of Rule 158 under the Securities Act no later than 90 days after the end of the 12 month period beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the registration statement, which statement shall cover said 12 month period;

     (m) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by each Registration from and after a date not later than the effective date of such Registration; and

     (n) use its best efforts to cause all Registrable Securities covered by each Registration to be listed subject to notice of issuance, prior to the date of first sale of such Registrable Securities pursuant to such Registration, on each securities exchange on which the Common Stock is then listed; and, if the Common Stock is not so listed, to use its best efforts to cause all Registrable Securities covered by each

Registration to be designated as National Market System Securities, if the Common Stock is so designated (and, if the Common Stock is listed on the NASDAQ National Market of the NASDAQ SmallCap Market, to cause all Registrable Securities covered by each Registration to be so listed); and, if the Common Stock is not so designated, to arrange for at least two market makers to register with the NASD as such with respect to such Registrable Securities.

The Company may require each holder of Registrable Securities that will be included in such Registration to furnish the Company with such information in respect of such holder and of Registrable Securities that will be included in such Registration as the Company may reasonably request and as is required by applicable laws or regulations. The holders of Registrable Securities to be distributed in any underwritten public offering in respect of such Registration shall be parties to the underwriting agreement with respect thereto. Such holders that are Institutional Shareholders shall not be required to make any representations or warranties to or agreements with the Company or its underwriters other than representations, warranties or agreements regarding such holder and such holder's intended method of distribution and other than such other representations, warranties or agreements as such holder may expressly agree to give or enter into and as required by law.

     Section 7.3 Reasonable Investigation. The Company shall:

     (i) give the holders of Registrable Securities, their underwriters, if any, and their respective counsel and accountants the opportunity to participate in the preparation of the registration statement, each prospectus included therein or filed with the SEC and each amendment thereof or supplement thereto;

     (ii) give each such holder and underwriter reasonable opportunities to discuss the business of the Company with its officers, counsel and the independent public accountants who have certified its financial statements; and

     (iii) make available for inspection by any holder of Registrable Securities included in any Registration, any underwriter participating in any disposition pursuant to any Registration, and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company; and

in each such case, as shall be reasonably necessary, to enable it to conduct a "reasonable investigation" within the meaning of Section 11(b)(3) of the Securities

Act and to satisfy the requirement of reasonable belief imposed by Section 15 of the Securities Act.

     Section 7.4 Registration Expenses. The Company will pay all Registration Expenses in connection with each registration of Registrable Securities, including, without limitation, any such registration not effected by the Company.

     Section 7.5 Indemnification; Contribution.

     (a) Indemnification by the Company. The Company shall indemnify, to the fullest extent permitted by law, each holder of Registrable Securities participating in any Registration, its officers, directors, employees and agents, if any, and each Person, if any, who controls such holder within the meaning of Section 15 of the Securities Act, against all losses, claims, damages, liabilities (or proceedings in respect thereof) and expenses (under the Securities Act or common law or otherwise), resulting from any violation by the Company of the provisions of the Securities Act or any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus (and as amended or supplemented if amended or supplemented) or any preliminary prospectus or caused by any omission or alleged omission to state therein a material fact required to be stated therein in light of the circumstances under which they were made not misleading, except to the extent that such losses, claims, damages, liabilities (or proceedings in respect thereof) or expenses caused by any untrue statement or alleged untrue statement contained in or by any omission or alleged omission from, information concerning any holder furnished in writing to the Company by such holder expressly for use therein; provided, that the Company shall not be required to indemnify any such underwriter, or any officer or director of such underwriter or any Person who controls such underwriter within the meaning of Section 15 of the Securities Act, to the extent that the loss, claim, damage, liability (or proceedings in respect thereof) or expense for which indemnification is claimed results from such underwriter's failure to send or give a copy of an amended or supplemented final prospectus to the Person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities and issuable Shares to such Person if such statement or omission was corrected in such amended or supplemented final prospectus prior to such written confirmation and the underwriter was provided with such amended or supplemented final prospectus.

     (b) Indemnification by the Holders. In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder, severally and not jointly, shall indemnify, to the fullest extent permitted by law, the Company, each underwriter (if the underwriter so requires) and their respective officers, directors, employees and agents, if any, and each Person, if any, who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, against any losses, claims, damages, liabilities (or proceedings in respect thereof) and expenses resulting from any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission of a material fact required to be stated in the registration statement or prospectus or preliminary prospectus or any amendment thereof or supplement thereto or necessary to make the statements therein in light of the circumstances under which they were made not misleading, but only to the extent that such untrue statement is contained in or such omission is from information so concerning a holder furnished in writing by such holder expressly for use therein provided; however that such holders' obligations hereunder shall be limited to an amount equal to the proceeds to such holder of the Registrable Securities sold pursuant to such registration statement.

     (c) Control of Defense. Any Person entitled to indemnification under the provisions of this Section 7.5 shall give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and unless in counsel for the indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, permit such indemnifying party to assume the defense of such claim, with counsel reasonably satisfactory to the indemnified party; and if such defense is so assumed such indemnifying party shall not enter into any settlement without the consent of the indemnified party if such settlement attributes liability to the indemnified party and such indemnifying party shall not be subject to any liability for any settlement made without its consent (which shall not be unreasonably withheld); and any underwriting agreement entered into with respect to any registration statement provided for under this Article VII shall so provide. In the event an indemnifying party shall not be entitled, or elects not, to assume the defense of a claim, such indemnifying party shall not be obligated to pay the fees and expenses of more than one counsel or firm of counsel for all holders of registrable Securities indemnified by such indemnifying party in respect of such claim, unless in the reasonable judgment of any such indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties in respect to such claim.

     (d) Contribution. If for any reason the foregoing indemnity is unavailable, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities or expenses:

          (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other; or

          (ii) if the allocation provided by clause (i) above is not permitted by applicable law or provides a lesser sum to the indemnified party than the amount hereinafter provided, in such proportion as is appropriate to reflect not only the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other but also the relative fault of the indemnifying party and the indemnified party as well as any other relevant equitable considerations.

Notwithstanding the foregoing, no holder of Registrable Securities shall be required to contribute any amount in excess of the amount such holder would have been required to pay to an indemnified party if the indemnity under Section 7.5(b) hereof was available. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The obligation of any Person to contribute pursuant to this
Section 7.5 shall be several and not joint.

     (e) Timing of Payments. An indemnifying party shall make payments of all amounts required to be made pursuant to the foregoing provisions of this Section
7.5 to or for the account of the indemnified party from time to time promptly upon receipt of bills or invoices relating thereto or when otherwise due or payable.

     (f) Survival. The indemnity and contribution agreements contained in this
Section 7.5 shall remain in full force and effect regardless of any investigation made by or on behalf of a participating holder of Registrable Securities, its officers, directors, employees, agents or any Person, if any, who controls such holder as aforesaid, and shall survive the transfer of such securities by such holder.

     Section 7.6 Holdback Agreements.

     In connection with each underwritten sale of Registrable Securities, the Company agrees, and each holder of Registrable Securities by acquisition of such Registrable Securities agrees, to enter into customary holdback agreements concerning sale or distribution of Registrable Securities and other equity securities of the Company, except, in the case of any holder of Registrable Securities, to the extent that such holder is prohibited by applicable law or exercise of fiduciary duties from agreeing to withhold Registrable Securities from sale or is acting in its capacity as a fiduciary or investment adviser. Without limiting the scope of the term "fiduciary," a holder shall be deemed to be acting as a fiduciary or an investment adviser if its actions or the Registrable Securities proposed to be sold are subject to the Employee Retirement Income Security Act of 1974, as amended; or the Investment Company Act of 1940, as amended, or if such Registrable Securities are held in a separate account under applicable insurance law or regulation. No holder of Registrable Securities shall cause the same to be transferred to another holder that is prohibited by applicable law or by its fiduciary duties from agreeing to withhold Registrable Securities from sale or that is otherwise acting in a capacity as a fiduciary or investment adviser, in each case, with the explicit intention of causing such holder to he disqualified from the application of this
Section 7.6.

     Section 7.7 Other Registration of Common Stock. If any shares of Common Stock required to be reserved for purposes of exercise of Warrants require registration with or approval of any governmental authority under any federal or state law (other than the Securities Act) before such shares may be issued upon exercise, the Company will, at its expense and as expeditiously as possible, use its best efforts to cause such shares to be duly registered or approved, as the case may be.



                                  ARTICLE VIII

                               GENERAL PROVISIONS

     Section 8.1 Survival. The representations, warranties and agreements in this Agreement shall survive the Closing.

     Section 8.2 Notices. All notices or other communications under this Agreement shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telegram, telex, telecopy or other standard form of telecommunications or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

          If to the Company:

              SLM International, Inc.
              2, Place Alexis Nihon
              3500, Boul de Maisonneure Ouest, Suite 800
              Westmount, Quebec H3Z 3C1
              Attention: Russell J. David, Senior Vice President, Finance Telecopy No.: (514) 932-6020

          With a copy to:

              Wellspring Capital Management, LLC
              620 Fifth Avenue, Suite 216
              New York, New York 10020
              Attention: Greg Feldman
              Telecopy: (212) 332-7575

          With a further copy to:

              Skadden, Arps, Slate, Meagher & Flom LLP
              919 Third Avenue
              New York, New York  10022
              Attention:  Howard L. Ellin, Esq.
              Telecopy No.:  (212) 735-2000

          If to the Investor:

              Phoenix Home Life Mutual Insurance Company
              56 Prospect Street
              P.O. Box 150486
              Hartford, Connecticut 06115-0480
              Attention:  Paul Chute

              Telecopy:  (860) 403-5451

          With a copy to:

              Hebb & Gitlin
              One State Street
              Hartford, Connecticut 06103
              Attention:  Jeffery Kuperstock
              Telecopy: (860) 278-8968

or to such other address as any party may have furnished to the other parties in writing in accordance with this Section 8.2.

     Section 8.3 Fees and Expenses. Whether or not the transactions contemplated by this Agreement are consummated, provided that the Investor is not in material breach of any representation, warranty or covenant of this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the Company, including documented out-of-pocket expenses of the Investor not in excess of $20,000.

     Section 8.4 Publicity. So long as this Agreement is in effect, the Investor and the Company agree to consult with the other parties in issuing any press release or otherwise making any public statement with respect to the transactions contemplated by this Agreement, and none of them shall issue any press release or make any public statement prior to such consultation, except as may be required by law or by obligations pursuant to any listing agreement with any national securities exchange.

     Section 8.5 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

     Section 8.6 Interpretation.

     (i) When a reference is made in this Agreement to subsidiaries of the Company the word "subsidiaries" means corporations more than 50% of whose outstanding voting securities are directly or indirectly owned by the Company, as the case may be. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     (ii) The inclusion of an item on any schedule to this Agreement shall not be deemed to be indicative of the materiality of such item.

     Section 8.7 Schedules and Exhibits. Disclosure of any fact or item in any Schedule or Exhibit hereto referenced by a particular paragraph or Section of this Agreement or the Disclosure Schedule shall, should the existence of the fact or item or its contents be reasonably relevant to any other paragraph or Section of this Agreement or the Disclosure Schedule, be deemed to be disclosed with respect to that other paragraph or Section whether or not an explicit cross-reference appears.

     Section 8.8 Severability. If any one or more of the provisions of this Agreement is held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Agreement will not be affected thereby, and the Company and the Investor will use their reasonable efforts to substitute one or more valid, legal and enforceable provisions which insofar as practicable implement the purposes and intent hereof. To the extent permitted by applicable law, each party waives any provision of law which renders any provision of this Agreement invalid, illegal or unenforceable in any respect.

     Section 8.9 Miscellaneous. This Agreement (including the documents and instruments referred to herein) (i) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties or any of them, with respect to the subject matter hereof (other than as provided in the Confidentiality Agreement, as the same may be amended), (ii) is not intended to confer upon any other person any rights or remedies hereunder, (iii) shall not be assigned by operation of law or otherwise, and (iv) shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Delaware (without giving effect to the provisions thereof relating to conflicts of law). This Agreement may be executed in two or more counterparts which together shall constitute a single agreement.

     Section 8.10 Consent to Jurisdiction; Waiver of Jury Trial. Each of the parties hereto irrevocably and unconditionally submits to the non-exclusive jurisdiction of The United States District Court for the Southern District of New York. In any action, suit or other proceeding, each of the parties hereto irrevocably and unconditionally waives and agrees not to assert by way of motion, as a defense or otherwise any claims that it is not subject to the jurisdiction of the above courts, that such action or suit is brought in an inconvenient forum or that the venue of such action, suit or other proceeding is improper. Each of the parties hereto also agrees that any final and unappealable judgment against a party hereto in connection with any action, suit or other proceeding shall be conclusive and binding on such party and that such award or judgment may be enforced in any court of competent jurisdiction, either within or outside of the United States. A certified or exemplified copy of such award or judgment shall be conclusive evidence of the fact and amount of such award or judgment. THE PARTIES HERETO, HAVING CAREFULLY CONSIDERED THE ISSUE, AND HAVING SOUGHT AND OBTAINED THE ADVICE OF COUNSEL, KNOWINGLY, INTENTIONALLY AND IRREVOCABLY WAIVE ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY CLAIM OR PROCEEDING RELATED TO OR ARISING OUT OF THIS AGREEMENT AND ANY OTHER AGREEMENT DELIVERED IN CONNECTION HEREWITH.

     Section 8.11 Counterparts. This Agreement may be signed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF the Company and the Investor have caused this Agreement to be executed as of the date just above written by their respective officer thereunto duly authorized.


                                   SLM INTERNATIONAL, INC.


                                    By:______________________
                                    Name:
                                    Title:


                                    PHOENIX HOME LIFE MUTUAL
                                    INSURANCE COMPANY


                                    By:______________________
                                    Name:
                                    Title: